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                                                                   EXHIBIT 10.75

                     LIMITED LIABILITY COMPANY AGREEMENT OF
                           @ VENTURES MANAGEMENT, LLC

          THIS LIMITED LIABILITY COMPANY AGREEMENT of @ Ventures Management, LLC (the "LLC), dated as of May 27, 1998, is by and among the persons named on Schedule A attached hereto. Each of such persons is sometimes hereinafter referred to individually as a "Member," and such persons are sometimes hereinafter referred to collectively as the "Members."

          WHEREAS, the Members formed the LLC upon the filing, on May 27, 1998, of a Certificate of Formation for the LLC pursuant to the Delaware Limited Liability Company Act; and

          WHEREAS, the Members desire to enter into this Agreement to set forth the agreements among the Members with respect to the LLC, all as more fully set forth herein.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and in consideration of the agreements hereinafter set forth, the parties hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

          The following capitalized terms used in this Agreement shall have the respective meanings ascribed to them below:

          "Act" means the Delaware Limited Liability Company Act, in effect at the time of the initial filing of the Certificate with the Office of the Secretary of State of the State of Delaware, and as thereafter amended from time to time.

          "Adjusted Capital Account" means, for each Member, such Member's Capital Account balance increased by such Member's share of "minimum gain" and of "partner nonrecourse debt minimum gain" (as determined pursuant to Treasury Regulation Sections 1.704-2(g) and 1.704-2(i)(5), respectively).

          "Affiliate" shall mean, with respect to any specified person or entity, (i) any person or entity that directly or indirectly controls, is controlled by, or is under common control with such specified person or entity;
(ii) any person or entity that directly or indirectly controls 10% or more of the outstanding equity securities of the specified entity or of which the specified person or entity is directly or indirectly the owner of 10% or more of any class of equity securities; (iii) any person or entity that is an officer of, director of, manager of, partner in, or trustee of, or serves in a similar capacity with respect to, the specified person or entity or of which the specified person or entity is an officer, director, partner, manager or trustee, or with respect to

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which the specified person or entity serves in a similar capacity; or (iv) any person that is a spouse, mother, father, brother, sister or lineal descendant of the specified person.

          "Agreement" means this Limited Liability Company Agreement as it may be amended, supplemented, or restated from time to time.

          "Capital Account" means a separate account maintained for each Member and adjusted in accordance with Treasury Regulations under Section 704 of the Code. To the extent consistent with such Treasury Regulations, the adjustments to such accounts shall include the following:

                    (i) There shall be credited to each Member's Capital Account the amount of any cash actually contributed by such Member to the capital of the LLC, the fair market value of any property contributed by such Member to the capital of the LLC, the amount of liabilities of the LLC assumed by the Member or to which property distributed to the Member was subject and such Member's share of the Net Profits of the LLC and of any items in the nature of income or gain separately allocated to the Members; and there shall be charged against each Member's Capital Account the amount of all cash distributions to such Member, the fair market value of any property distributed to such Member by the LLC, the amount of liabilities of the Member assumed by the LLC or to which property contributed by the Member to the LLC was subject and such Member's share of the Net Losses of the LLC and of any items in the nature of losses or deductions separately allocated to the Members.

                    (ii) If the LLC at any time distributes any of its assets in-kind to any Member, the Capital Account of each Member shall be adjusted to account for that Member's allocable share of the Net Profits, Net Losses or items thereof that would be realized by the LLC if it sold the assets that were distributed at their respective fair market values (taking Code Section 7701(g) into account) immediately prior to their distribution.

                    (iii) If elected by the LLC in accordance with Section 6.01(b) hereof, at any time specified in Treasury Regulation Section 1.704-1(b)(2)(iv)(f), the Capital Account balance of each Member shall be adjusted to the extent provided under such Treasury Regulation to reflect the Member's allocable share (as determined under Article V) of the items of Net Profits or Net Losses that would be realized by the LLC if it sold all of its property at its fair market value (taking Code Section 7701(g) into account) on the day of the adjustment.

          "Carrying Value" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes; provided, however, that (i) the initial Carrying Value of any asset contributed to the LLC shall be adjusted to equal its gross fair market value at the time of its contribution and (ii) the Carrying Values of all assets held by the LLC shall be adjusted to equal their respective gross fair market values (taking Code Section 7701(g) into account) upon an adjustment to the Capital Accounts of the Members described in paragraph
(iii) of the definition of "Capital Account." The Carrying Value of any asset whose Carrying Value was adjusted pursuant to the preceding sentence thereafter shall be adjusted in accordance with the provisions


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of Treasury Regulation Section 1.704-1(b)(2)(iv)(g).

          "Certificate" means the Certificate of Formation creating the LLC, as it may, from time to time, be amended in accordance with the Act.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          "Distributable Cash" means, with respect to any fiscal period, the excess of all cash receipts of the LLC from any source whatsoever, including normal operations, sales of assets, proceeds of borrowings, capital contributions of the Members, proceeds from a capital transaction, amounts released from reserves and any and all other sources over the sum of the following amounts:

                    (i) cash disbursements for salaries, employee benefits (including profit-sharing, bonus and similar plans), fringe benefits, accounting and bookkeeping services and equipment, costs of sales of assets, utilities, rental payments with respect to equipment or real property, management fees and expenses, insurance, real estate taxes, legal expenses, costs of repairs and maintenance, and any and all other items which are customarily considered to be "operating expenses";

                    (ii) payments of interest, principal and premium and points and other costs of borrowing under any indebtedness of the LLC;

                    (iii) payments made to purchase inventory or capital assets, and for capital construction, rehabilitation, acquisitions, alterations and improvements; and

                    (iv) amounts set aside as reserves for working capital, contingent liabilities, replacements or for any of the expenditures described in clauses (i), (ii) and (iii) above which are deemed by the Voting Members to be necessary to meet the current and anticipated future needs of the LLC.

          "LLC" means the limited liability company formed pursuant to the Certificate and governed by this Agreement, as it may from time to time be constituted and amended.

          "LLC Capital" means an amount equal to the sum of all of the Members' Adjusted Capital Account balances determined immediately prior to the allocation to the Members pursuant to Sections 5.01(a)(ii) or 5.01(b)(i) of any Net Profits or Net Losses, increased by the aggregate amount of Net Profits then to be allocated to the Members pursuant to Section 5.01(a)(ii) or decreased by the aggregate amount of Net Losses then to be allocated to the Members pursuant to
Section 5.01(b)(i).

          "Majority in Number of the Voting Members" means, with respect to a particular action, a majority in number of all Voting Members then entitled to vote on such action.

          "Member" shall refer severally to any person named as a Member in this Agreement (whether a Voting Member or a Non-Voting Member) and any person who becomes an


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additional, substitute or replacement Member as permitted by this Agreement, in such person's capacity as a Member of the LLC. "Members" shall refer collectively to all such persons in their capacities as Members. Except as expressly set forth in this Agreement, the rights, obligations and interests of the Voting Members and the Non-Voting Members shall be identical.

          "Net Profits" and "Net Losses" mean the taxable income or loss, as the case may be, for a period as determined in accordance with Code Section 703(a) computed with the following adjustments:

                    (i) Items of gain, loss, and deduction shall be computed based upon the Carrying Values of the LLC's assets (in accordance with Treasury Regulation Sections 1.704(b)(2)(iv)(g) and/or 1.704-3(d)) rather than upon the assets' adjusted bases for federal income tax purposes;

                    (ii) Any tax-exempt income received by the LLC shall be included as an item of gross income;

                    (iii) The amount of any adjustments to the Carrying Values of any assets of the LLC pursuant to Code Section 743 shall not be taken into account;

                    (iv) Any expenditure of the LLC described in Code Section 705(a)(2)(B) (including any expenditures treated as being described in Section 705(a)(2)(B) pursuant to Treasury Regulations under Code
          Section 704(b)) shall be treated as a deductible expense;

                    (v) The amount of items of income, gain, loss or deduction specially allocated to any Members pursuant to Section 5.02 shall not be included in the computation; and

                    (vi) The amount of any items of Net Profits or Net Losses deemed realized pursuant to paragraphs (ii) and (iii) of the definition of "Capital Account" shall be included in the computation.

          "Non-Voting Member" shall refer severally to any Member identified as a Non-Voting Member on Schedule A hereto and any person who becomes an additional, substitute or replacement Non-Voting Member as permitted by this Agreement, in such person's capacity as a Non-Voting Member of the LLC. "Non-Voting Members" shall refer collectively to all such persons in their capacities as Non-Voting Members.

          "Percentage Interest" shall be the percentage interest of a Member set forth in Schedule A, as amended from time to time.

          "Permitted Transferee" means (A) any Member, (B) any spouse, parent or lineal descendant of a Member; (C) any trust, corporation or partnership or other entity in which any Member and/or one or more of the persons described in clause (B) are the only principals, beneficiaries, stockholders, member or limited or general partners; (D) grantors or beneficiaries


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of a trust which is (or of which the trustees thereof are, in their capacities as trustees) a Member; or (E) charitable foundations created or primarily endowed by a Member or a member of his or her family.

          "Securities Act" means the Securities Act of 1933, as amended.

          "75% in Number of the Voting Members" means, with respect to a particular action, 75% of all Voting Members then entitled to vote on such action.

          "Two-thirds in Number of the Voting Members" means, with respect to a particular action, two-thirds of all Voting Members then entitled to vote on such action.

          "Voting Member" shall refer severally to any Member identified as a Voting Member on Schedule A hereto and any person who becomes an additional, substitute or replacement Voting Member as permitted by this Agreement, in such person's capacity as a Voting Member of the LLC. "Voting Members" shall refer collectively to all such persons in their capacities as Voting Members.

                                   ARTICLE II

                               GENERAL PROVISIONS

          2.01 Formation of Limited Liability Company; Foreign qualification. The Members formed the LLC as a limited liability company under the Act. The term of the LLC commenced on May 27, 1998, upon the filing of the Certificate in the Office of the Secretary of State of the State of Delaware. The LLC shall comply with all requirements necessary to qualify the LLC as a foreign limited liability company in each such jurisdiction where foreign qualification is either necessary or appropriate. Each Member shall execute, acknowledge, swear to and deliver all certificates and other instruments conforming to this Agreement that are necessary or appropriate to qualify, or, as appropriate, to continue or terminate such qualification of, the LLC as a foreign limited liability company in all such jurisdictions in which the LLC may conduct business.

          2.02 Name of the LLC. The name of the LLC shall be @ Ventures Management, LLC.

          2.03 Business of the LLC. The general character of the business of the LLC is to provide management services to venture capital and other investment funds, including without limitation, CMG @ Ventures, LLC, CMG @ Ventures II, LLC, @ Ventures Ill, L.P., @ Ventures Foreign Fund III, L.P. and CMG (C) Ventures III, LLC; and to engage in any activities directly or indirectly related or incidental thereto or convenient for the conduct of such activities.

          2.04 Place of Business of the LLC; Resident Agent. The address of the principal place of business of the LLC, and the office of the LLC in the Commonwealth of Massachusetts at which the LLC will maintain its records will be at 100 Brickstone Square, Andover, Massachusetts 01810. The LLC's registered office in the State of Delaware shall be located at c/o The


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Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19810, and
the LLC's resident agent for service of process in Delaware shall be The Corporation Trust Company, at 1209 Orange Street, Wilmington, Delaware 19810. The LLC may at any time and from time to time establish additional places of business and close places of business. The LLC shall provide prompt notice to all Members if at any time the LLC opens an additional office, or changes its principal place of business or registered office or registered agent in Delaware, any such notice to specify the location of any new office, principal place of business or registered office in Delaware, or the identity of any new registered agent, as applicable.

          2.05 Duration of the LLC. The term of the LLC commenced upon the filing of the Certificate, and the LLC shall have perpetual existence, unless earlier terminated in accordance with Article IX hereof.

          2.06 Members' Names and Addresses. The name and business address of each Member are set forth on Schedule A. Additional Members may be admitted in accordance with the procedures specified in Article VIII. A Member may not resign from the LLC at any time without the prior approval of a 75% in Number of the Voting Members.

          2.07 No Partnership. The LLC is not intended to be a general partnership, limited partnership or joint venture, and no Member shall be considered to be a partner or joint venturer of any other Member, for any purposes other than foreign and domestic federal, state and local income tax purposes, and this Agreement shall not be construed to suggest otherwise.

          2.08 Title to LLC Property. All property owned by the LLC, whether real or personal, tangible or intangible, shall be deemed to be owned by the LLC as an entity, and no Member, individually, shall have any ownership of such property. The LLC may hold any of its assets in its own name or in the name of its nominee, which nominee may be one or more trusts. Any property held by a nominee trust for the benefit of the LLC shall, for purposes of this Agreement, be treated as if such property were directly owned by the LLC.

          2.09 Nature of Member's Interest. The interests of all of the Members in the LLC are personal property and shall not, under any circumstances, be considered real property.

          2.10 Investment Representations. Each Member, by execution of this Agreement or an amendment hereto reflecting such Member's admission to the LLC, hereby represents and warrants to the LLC that:

          (a) It is acquiring an interest in the LLC for its own account for investment only, and not with a view to, or for sale in connection with, any distribution thereof in violation of the Securities Act or any rule or regulation thereunder.

          (b) It understands that (i) the interest in the LLC it is acquiring has not been registered under the Securities Act or applicable state securities laws and cannot be resold unless subsequently registered under the Securities Act and such laws or unless an exemption from such registration is available,
(ii) such registration under the Securities Act and such laws is unlikely at any time in the future and neither the LLC nor the Members are obligated to file a registration


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statement under the Securities Act or such laws, and (iii) the assignment, sale, transfer, exchange, or other disposition of the interests in the LLC is restricted in accordance with the terms of this Agreement.

          (c) It has had such opportunity as it has deemed adequate to ask questions of and receive answers from representatives of the LLC concerning the LLC, and to obtain from representatives of the LLC such information which the LLC possesses or can acquire without unreasonable effort or expense, as is necessary to evaluate the merits and risks of an investment in the LLC.

          (d) It has, either alone or with its professional advisers, sufficient experience in business, financial and investment matters to be able to evaluate the merits and risks involved in investing in the LLC and to make an informed investment decision with respect to such investment.

          (e) It can afford a complete loss of the value of its investment in the LLC and is able to bear the economic risk of holding such investment for an indefinite period.

                                   ARTICLE III

                              CAPITAL CONTRIBUTIONS

          3.01 Capital Contributions. Each Member has contributed, in cash, to the capital of the LLC the amount set forth opposite his or her name on Schedule A.

          3.02 No Additional Capital. No Member shall be obligated or permitted to contribute any additional capital to the LLC. No interest shall accrue on any contributions to the capital of the LLC, and no Member shall have the right to withdraw or to be repaid any capital contributed by it or to receive any other payment in respect of its interest in the LLC, including without limitation as a result of the withdrawal or resignation of such Member from the LLC, except as specifically provided in this Agreement.

                                   ARTICLE IV

                               CASH DISTRIBUTIONS

          4.01 Distribution of Distributable Cash. Except as provided in Section 9.02(b) below, Distributable Cash of the LLC shall be distributed to the Members, at such times and in such amounts as the Voting Members may determine, in proportion to their respective Percentage Interests.

          4.02 Distributions in Kind. A Member, regardless of the nature of his contribution to the LLC, shall have no right to demand or receive any distribution from the LLC in any form other than cash. The LLC may, at any time and from time to time, make distributions in kind to the


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Members. If any assets of the LLC are distributed in kind, such assets shall be distributed on the basis of their fair market value as determined by the Voting Members. Any Member entitled to any interest in such assets shall, unless otherwise determined by the Voting Members, receive separate assets of the LLC and not an interest as a tenant-in-common with other Members so entitled in any asset being distributed.

          4.03 Certain Payments to Tax Authorities Treated as Distributions. Notwithstanding anything to the contrary herein, to the extent that the LLC is required, or elects, pursuant to applicable law, either (i) to pay tax (including estimated tax) on a Member's allocable share of any LLC items of income or gain, whether or not distributed, or (ii) to withhold and pay over to the tax authorities any portion of a distribution otherwise distributable to a Member, and such tax or withheld amount shall be treated as a distribution to such Member at the time it is paid to the tax authorities. In the event that the amount paid (or paid over) to the tax authorities on behalf of a Member exceeds the amount that would then have been distributed to the Member absent such tax obligation, such excess shall be treated as a demand loan from the LLC to such Member, which loan shall bear interest at the prime rate announced from time to time by The Wall Street Journal, until paid in full.

                                    ARTICLE V

                     ALLOCATION OF NET PROFITS AND NET LOSSES

          5.01 Basic Allocations.

          (a) Except as provided in Section 5.02 below (which shall be applied first), Net Profits of the LLC for any relevant period shall be allocated as follows:

                    (i) First, to any Members having negative Adjusted Capital Account balances, in proportion to and to the extent of such negative balances; and

                    (ii) The balance, if any, to the Members in such proportions and in such amounts as would result in the Adjusted Capital Account balance of each Member equaling, as nearly as possible, such Member's share of the then LLC Capital determined by calculating the amount the Member would receive if an amount equal to the LLC Capital were distributed to the Members in accordance with the provisions of
          Section 4.01 hereof.

          (b) Except as provided in Section 5.02 below (which shall be applied first), Net Losses of the LLC for any relevant period shall be allocated among the Members as follows:

                    (i) First, to each Member with a positive Adjusted Capital Account balance, in the amount of such positive balance; provided, however, that if the amount of Net Losses to be allocated is less than the sum of the Adjusted Capital Account balances of all Members having positive Adjusted Capital Account balances, then the Net Losses shall be allocated to the Members in such proportions and in such amounts as would


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          result in the Adjusted Capital Account balance of each Member equaling, as nearly as possible, such Member's share of the then LLC Capital determined as set forth in Section 5.01(a) above; and

                    (ii) The balance, if any, to the Members in proportion to their respective Percentage Interests.

          (c) If the amount of Net Profits allocable to the Members pursuant to
Section 5.01(a)(ii) or the amount of Net Losses allocable to them pursuant to
Section 5.01(b)(i) is insufficient to allow the Adjusted Capital Account balance of each Member to equal such Member's share of the LLC Capital, such Net Profits or Net Losses shall be allocated among the Members in such a manner as to decrease the differences between the Members' respective Adjusted Capital Account balances and their respective shares of the LLC Capital in proportion to such differences.

          (d) Allocations of Net Profits and Net Losses provided for in this
Section 5.01 shall generally be made as of the end of the fiscal year of the LLC; provided, however, that allocations of items of Net Profits and Net Losses described in clause (vi) of the definition of "Net Profits" and "Net Losses" shall be made at the time deemed realized as described in the definition of "Capital Account."

          (e) Upon admission of any Member to the LLC following the date of formation of the LLC, any deduction attributable to such admission shall be allocated among the Members of the LLC (determined immediately prior to the admission of such new Member), in proportion to such Members' respective Percentage Interests as in effect immediately prior to such admission.

          5.02 Regulatory Allocations. Notwithstanding the provisions of Section
5.01 above, the following allocations of Net Profits, Net Losses and items thereof shall be made in the following order of priority:

          (a) Items of income or gain (computed with the adjustments contained in paragraphs (i), (ii) and (iii) of the definition of "Net Profits and Net Losses") for any taxable period shall be allocated to the Members in the manner and to the minimum extent required by the "minimum gain chargeback" provisions of Treasury Regulation Section 1.704-2(f) and Treasury Regulation Section 1.704-2(i)(4).

          (b) All "nonrecourse deductions" (as defined in Treasury Regulation
Section 1.704-2(b)(1)) of the LLC for any year shall be allocated to the Members in accordance with their respective Percentage Interests; provided, however, that nonrecourse deductions attributable to "partner nonrecourse debt" (as defined in Treasury Regulation Section 1.704-2(b)(4)) shall be allocated to the Members in accordance with the provisions of Treasury Regulation Section 1.704-2(i)(1).

          (c) Items of income or gain (computed with the adjustments contained in paragraphs (i), (ii) and (iii) of the definition of "Net Profits and Net Losses") for any taxable


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period shall be allocated to the Members in the manner and to the extent required by the "qualified income offset" provisions of Treasury Regulation
Section 1.704-1(b)(2)(ii)(d).

          (d) In no event shall Net Losses of the LLC be allocated to a Member if such allocation would cause or increase a negative balance in such Member's Adjusted Capital Account (determined for purposes of this Section 5.02(d) only, by increasing the Member's Adjusted Capital Account balance by the amount the Member is obligated to restore to the LLC pursuant to Treasury Regulation
Section 1.704-1(b)(2)(ii)(c).

          (e) Except as otherwise provided herein or as required by Code Section 704, for tax purposes, all items of income, gain, loss, deduction or credit shall be allocated to the Members in the same manner as are Net Profits and Net Losses; provided, however, that if the Carrying Value of any property of the LLC differs from its adjusted basis for tax purposes, then items of income, gain, loss, deduction or credit related to such property for tax purposes shall be allocated among the Members so as to take account of the variation between the adjusted basis of the property for tax purposes and its Carrying Value in the manner provided for under Code Section 704(c).

                                   ARTICLE VI

                                   MANAGEMENT

          6.01 Management of the LLC.

          (a) Subject to the provisions of this Agreement and the Act, all powers shall be exercised by or under the authority of, and the business and affairs of the LLC shall be controlled by the Members.

          (b) Except to the extent that this Agreement specifically provides for a higher or lower number or percentage or group of Members, all decisions respecting any matter set forth herein or otherwise affecting or arising out of the conduct of the business of the LLC shall be made by action of a Majority in Number of the Voting Members. Subject to the foregoing, the Voting Members shall have the exclusive right and full authority to manage, conduct and operate the LLC business. Specifically, but not by way of limitation, the Voting Members (by action of such Majority in Number) shall be authorized, for and on behalf of the
LLC:

                    (i) to borrow money, to issue evidences of indebtedness and to guarantee the debts of others for whatever purposes they may specify, whether or not related to the LLC or the LLC's assets, and, as security therefor, to mortgage, pledge or otherwise encumber the assets of the LLC;

                    (ii) to cause to be paid on or before the due date thereof all amounts due and payable by the LLC to any person or entity;

                    (iii) to employ such agents, employees, managers, accountants,


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          attorneys, consultants and other persons necessary or appropriate to carry out the business and affairs of the LLC, whether or not any such persons so employed are Members or are affiliated or related to any Member, and to pay such fees, expenses, salaries, wages and other compensation to such persons as the Voting Members shall in their sole discretion determine;

                    (iv) to pay, extend, renew, modify, adjust, submit to arbitration, prosecute, defend or compromise, upon such terms as they may determine and upon such evidence as they may deem sufficient, any obligation, suit, liability, cause of action or claim, including taxes, either in favor of or against the LLC;

                    (v) to pay any and all fees and to make any and all expenditures which the Voting Members, in their discretion, deem necessary or appropriate in connection with the organization of the LLC, and the carrying out of its obligations and responsibilities under this or any other Agreement;

                    (vi) to lease, sell, finance or refinance all or any portion of the LLC's property;

                    (vii) to cause the LLC to make or revoke any of the elections referred to in Sections 108, 704, 709, 754 or 1017 of the Code or any similar provisions enacted in lieu thereof, or in any other Section of the Code;

                    (viii) to establish and maintain reserves for such purposes and in such amounts as it deems appropriate from time to time;

                    (ix) to pay all organizational expenses and general and administrative expenses of the LLC;

                    (x) to deal with, or otherwise engage in business with, or provide services to and receive compensation therefor from, any person who has provided or may in the future provide any services to, lend money to, sell property to, or purchase property from the LLC, including without limitation, a Member;

                    (xi) to engage in any kind of activity and to perform and carry out contracts of any kind necessary to, or in connection with, or incidental to the accomplishment of the purposes of the LLC;

                    (xii) to compromise the obligation of a Member to make a contribution to the capital of the LLC or to return to the LLC money or other property paid or distributed to such Member in violation of this Agreement or the Act;

                    (xiii) to cause to be paid any and all taxes, charges and assessments that may be levied, assessed or imposed upon any of the assets of the LLC, unless the same are contested by the Voting Members; and


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                    (xiv) to exercise all powers and authority granted by the
          Act to members, except as otherwise specifically provided in this Agreement.

          (c) Any Member is authorized to execute, deliver and file on behalf of the LLC any documents to be filed with the Secretary of States of the State of Delaware, the Commonwealth of Massachusetts or any other jurisdiction in which the LLC may qualify to transact business. The signature of one Member on any agreement, contract, instrument or other document shall be sufficient to bind the LLC in respect thereof and conclusively evidence the authority of such Member and the LLC with respect thereto, and no third party need look to any other evidence or require the joinder or consent of any other party.

          (d) The Voting Members, by action of a Majority in Number thereof, may at any time and from time to time change the status of any Member from Voting to Non-Voting, and vice versa. The Voting Members may, from time to time, designate officers of the LLC, with such titles and authority as the Voting Members shall determine. Each Member is authorized to use the title "Managing Director" when acting on behalf of the LLC in the conduct of its business.

          6.02 Tax Matters Partner. Andrew J. Hajducky III shall be the tax matters partner for the LLC pursuant to Code Sections 6221 through 6231. The tax matters partner may be removed or replaced, at any time, by action of a Majority in Number of the Voting Members.

          6.03 Liability of the Members; Indemnification. Neither the Members, nor any of their respective Affiliates shall have any liability to the LLC or to any other Member for any loss suffered by the LLC which arises out of any action or inaction of such Member or their Affiliates if such Member or its Affiliates, as the case may be, in good faith, determined that such course of conduct was in the best interests of the LLC and such course of conduct did not constitute gross negligence, willful misconduct, fraud or intentional violation of the law on the part of such Member or its Affiliates. Each Member and its Affiliates shall be indemnified by the LLC against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by them with respect to actions taken by them on behalf of the LLC, provided that the same were not the result of gross negligence, willful misconduct, fraud or intentional violation of the law on the part of such Member or its Affiliates. Without limiting the foregoing, the Voting Members may elect (on a case by case basis) to permit such indemnification to include payment by the LLC of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he shall be adjudicated not to be entitled to indemnification under this Section 6.03, which undertaking may be accepted without reference to the financial ability of such person to make repayment. Any indemnity under this Section 6.03 shall be paid from, and only to the extent of, LLC assets, and no Member shall have any personal liability on account thereof.

          6.04 Liability of Members. The liability of the Members for the losses, debts and obligations of the LLC shall be limited to their capital contributions; provided, however, that under applicable law, the Members may under certain circumstances be liable to the LLC to the extent of previous distributions made to them in the event that the LLC does not have sufficient assets to discharge its liabilities.

          6.05 Certain Fees and Expenses. All out-of-pocket expenses reasonably incurred by any Member in connection with the LLC's business (other than overhead and similar expenses of any Member) shall be paid by the LLC or reimbursed to the Member by the LLC.

          6.06 Conflicts of Interest. No contract or transaction between the LLC and one or more of its Members or Affiliates, or between the LLC and any other corporation, partnership association or other organization in which one or more of its Members or Affiliates are directors, officers or partners or have a financial interest, shall be void or voidable solely for such reason, or solely because the Member or Affiliate is present at or participates in any meeting of Members which authorizes the contract or transaction, or solely because his, her or its vote is counted for such purpose, if:

          (a) the material facts as to his, her or its interest as to the contract or transaction are disclosed or are known to the Voting Members and the Voting Members authorize the contract or transaction by a vote sufficient for such purpose without counting the vote of the interested Member even though the disinterested Voting Members may be less than a Majority in Number of the Voting Members;

          (b) the material facts as to his, her or its interest and as to the contract or transaction are disclosed or are known to the Voting Members entitled to vote thereon, and the contract or transaction is specifically approved by a vote of the Voting Members; or

          (c) the contract or transaction is fair to the LLC or its Affiliates as of the time it is authorized, approved or ratified by the Voting Members.

          6.07 Other Activities. Each of the Members hereby agrees to use its best efforts in connection with the purposes and objectives of the LLC and to devote to such purposes and objectives such of his time and resources as shall be necessary for the management of the affairs of the LLC. Subject to Section
8.03 below and the terms of any other agreement between the LLC and any Member, the Members and their respective Affiliates may engage in and possess interests in other business ventures and investment opportunities of every kind and description, independently or with others, including serving as directors, officers, stockholders, managers, members and general or limited partners of corporations, partnerships or other limited liability companies with purposes similar to or the same as those of the LLC. Neither the LLC nor any other Member or Manager shall have any rights in or to such ventures or opportunities or the income or profits therefrom.

                                   ARTICLE VII

                        BOOKS, RECORDS AND BANK ACCOUNTS

          7.01 Books and Records. The Members shall keep or cause to be kept just and true books of account with respect to the operations of the LLC. Such books shall be maintained at the

LLC's principal place of business, or at such other place as the Voting Members shall determine, and all Members, and their duly authorized representatives, shall at all reasonable times have access to such books as well as any information required to be made available to the Members under the Act. The Members shall not be required to deliver or mail copies of the LLC's Certificate of Formation or copies of certificates of amendment thereto or cancellation thereof to the Members, although such documents shall be available for review and/or copying by the Members at the LLC's principal place of business.

          7.02 Accounting Basis and Fiscal Year. The LLC's books shall be kept on the accrual method of accounting, or on such other method of accounting as the Voting Members may from time to time determine, and shall be closed and balanced at the end of each fiscal year of the LLC. The fiscal year of the LLC shall be the calendar year, or such other fiscal year as the Voting Members may from time to time determine.

          7.03 Bank Accounts. The Voting Members shall be responsible for causing one or more accounts to be maintained in a bank (or banks), which accounts shall be used for the payment of the expenditures incurred by the Members in connection with the business of the LLC, and in which shall be deposited any and all cash receipts of the LLC. All deposits and funds not needed for the operations of the LLC may be invested in such short-term investments as the Voting Members may determine. All such amounts shall be and remain the property of the LLC, and shall be received, held and disbursed by the Voting Members for the purposes specified in this Agreement. There shall not be deposited in any of said accounts any funds other than funds belonging to the LLC, and no other funds shall in any way be commingled with such funds.

          7.04 Reports to Members. Within 120 days after the end of each fiscal year, the Members shall cause the LLC to furnish to each Member such information as may be needed to enable the Members to file their federal income tax returns and any required state income tax returns. The cost of such reporting shall be paid by the LLC as an LLC expense. Any Member may, at any time, at its own expense, cause an audit of the LLC books to be made by a certified public accountant of its own selection. All expenses incurred by such accountant shall be borne by such Member.

                                  ARTICLE VIII

                           TRANSFERS OF INTERESTS OF MEMBERS

          8.01 Substitution and Assignment of Member's Interest.

          (a) No Member may sell, transfer, assign, pledge, hypothecate or otherwise dispose of all or any part of its interest in the LLC (whether voluntarily, involuntarily or by operation of law), unless a Majority in Number of the Voting Members (exclusive of the transferring Member) shall have previously consented to such assignment in writing, the granting or denying of which consent shall be in the such Voting Members' absolute discretion. The provisions of this Section 8.01(a) shall not be applicable to (i) any transfer of an interest in the LLC pursuant to Sections 8.03 or 8.04, or (ii) any assignment of an interest to a Permitted

Transferee (provided that such Permitted Transferee may not be admitted as a substitute Member without compliance with this Section 8.01(a)).

          (b) No assignment of the interest of a Member shall be made if, in the opinion of counsel to the LLC, such assignment (i) may not be effected without registration under the Securities Act of 1933, as amended, (ii) would result in the violation of any applicable state securities laws, (iii) would result in a termination of the LLC under Section 708 of the Code, unless such a transfer is consented to by a Majority in Number of the Voting Members without regard to the transferring Member or (iv) would result in the treatment of the LLC as an association taxable as a corporation or as a "publicly-traded limited partnership" for tax purposes, unless such a transfer is consented to by a Majority in Number of the Voting Members without regard to the transferring Member. The LLC shall not be required to recognize any assignment until the instrument conveying such interest has been delivered to the LLC for recordation on the books of the LLC. Unless an assignee becomes a substituted Member in accordance with the provisions of Section 8.01(c), it shall not be entitled to any of the rights granted to a Member hereunder, other than the right to receive all or part of the share of the Net Profits, Net Losses, items of income, gain, loss or deduction, distributions or returns of capital to which his assignor would otherwise be entitled.

          (c) An assignee of the interest of a Member, or any portion thereof, shall become a substituted Member entitled to all the rights of a Member if, and only if:

                    (i) the assignor gives the assignee such right;

                    (ii) the Voting Members by action of a Majority in Number thereof (without regard to the transferring Member) consent to such substitution, the granting or denying of which consent shall be in such Voting Members' absolute discretion;

                    (iii) the assignee or the assignor pays to the LLC all costs and expenses incurred in connection with such substitution, including specifically, without limitation, costs incurred in the review and processing of the assignment and in amending this Agreement; and

                    (iv) the assignee executes and delivers such instruments, in form and substance satisfactory to the LLC, as may be necessary or desirable to effect such substitution and to confirm the agreement of the assignee to be bound by all of the terms and provisions of this Agreement.

          The provisions of clause (ii) of this Section 8.01(c) shall not be applicable to any transfer of an interest in the LLC pursuant to Sections 8.03 or 8.04.

          (d) Unless a Majority in Number of the Voting Members (exclusive of the assignor) otherwise approve, any assignee of the interest of a Voting Member who becomes a substitute Member shall be and become a Voting Member, and any assignee of the interest of a Non-Voting Member who becomes a substitute Member shall be and become a Non-Voting Member.

          (e) The LLC and the Members shall be entitled to treat the record owner of any interest in the LLC as the absolute owner thereof in all respects, and shall incur no liability for distributions of cash or other property made in good faith to such owner until such time as a written assignment of such interest has been received and accepted by the Members and recorded on the books of the LLC. The Voting Members may refuse to accept an assignment until the end of the next successive quarterly accounting period. In no event shall any interest in the LLC, or any portion thereof, be sold, transferred or assigned to a minor or incompetent, and any such attempted sale, transfer or assignment shall be void and ineffectual and shall not bind the LLC.

          (f) Subject to Section 8.04, if a Member who is an individual dies or a court of competent jurisdiction adjudges him to be incompetent to manage his person or his property, the Member's executor, administrator, guardian, conservator or other legal representative may exercise all of the Member's rights hereunder, but solely for the purpose of settling his estate or administering his property, and in no event shall such executor, administrator, guardian, conservator or legal representative participate in any way in the conduct of the business of the LLC, or in the making of any decision or the taking of any action provided for hereunder (including without limitation, Section 6.01(a) or (b)) for any other purpose. If a Member is a corporation, trust or other entity, and is dissolved or terminated, the powers of that Member may be exercised by its legal representative or successor.

          8.02 Additional Members. Except as provided in Sections 8.01, 8.03 and 8.04, additional Members may be admitted to the LLC only upon the written consent of 75% in Number of the Voting Members, and any such consent shall specify whether the Member is a Voting or Non-Voting Member and the capital contribution, Percentage Interest and any other rights and obligations of such additional Member. Such approval shall bind all Members. In connection with any such admission, this Agreement (including Schedule A) shall be amended to reflect the additional Member, its capital contribution, if any, its Percentage Interest, and any other rights and obligations of the additional Member.

          In connection with any such admission of additional Members, the Percentage Interests of the Members shall be diluted proportionately, based on their respective Percentage Interests immediately prior to any such dilution. Without in any way limiting the foregoing, the interest of any third party admitted to the LLC pursuant to this Section 8.02 in the Net Profits, Net Losses, items of income, gain, loss or deduction, and distributions of cash or property of any nature may have such priority or priorities in relationship to the interests therein of the Members as 75% in Number of the Voting Members may in their sole discretion determine, provided that, the relative priorities of the Members in the Net Profits, Net Losses, items of income, gain, loss or deduction, and distributions of any nature of the LLC shall not be altered as a result of the admission of any such new member.

          Each Member, and each person who is hereinafter admitted to the LLC as a Member, hereby (i) consents to the admission of any such third party on such terms as 75% in Number of the Voting Members may determine (subject to the provisions of this Section 8.02), and to any amendment to this Agreement which may be necessary or appropriate to reflect the admission of any such third party and the terms on which it invests in the LLC, and (ii) acknowledges that, in connection with any admission of any such person, such Member's interest in allocations of Net Profits, Net Losses, items of income, gain, loss or deduction, and distributions of cash and property of the LLC, and net proceeds upon liquidation of the LLC, may be diluted or otherwise altered (subject to the provisions of this Section 8.02). Any amendment to this Agreement which shall be made in order to effectuate the provisions of this Section 8.02 shall be executed by not less than 75% in Number of the Voting Members, and any such amendment shall be binding upon all of the Members.

          8.03 Right to Remove a Member.

          (a) The Members, by action of Two-thirds in Number of the Voting Members (determined exclusive of the Member which is the subject of removal pursuant to this Section 8.03(a) (the "Subject Member")), may remove any Member from the LLC, with or without cause, for any reason or for no reason. Following the effective date of any such removal, the removed Member shall be deemed to have withdrawn from the LLC, and thereafter shall not be entitled to participate in allocations of Net Profits or Net Losses of the LLC, or in distributions of cash and property of the LLC or net proceeds upon liquidation of the LLC. A removed Member shall not be entitled to any distribution, payment or other compensation from the LLC in respect of his removal as a Member of the LLC pursuant to this Section 8.03(a).

          (b) Any Member may be removed from the LLC, for Cause (as defined below), by action of a Majority in Number of the Voting Members (determined exclusive of the Subject Member). Following the effective date of any such removal, the removed Member shall be deemed to have withdrawn from the LLC, and thereafter shall not be entitled to participate in allocations of Net Profits, Net Losses or items of income gain, loss or deduction of the LLC, or in distributions of cash and property of the LLC or net proceeds upon liquidation of the LLC. A removed Member shall not be entitled to any distribution, payment or other compensation from the LLC in respect of his removal as a Member of the LLC pursuant to this Section 8.03(b).

          For purposes of this Section 8.03(b), the LLC shall have "Cause" to remove a Member if:

                    (i) the Member is convicted of a felony involving dishonesty or moral turpitude; or

                    (ii) the Member engages in any business or enterprise (whether as owner, partner, officer, director, employee, consultant, investor, lender or otherwise, except as the holder of not more than 1% of the outstanding stock of a publicly-held company) that is competitive with the business of the LLC or the entities to which the LLC provides management services, as reasonably determined by 75% in Number of the Voting Members exclusive of the Subject Member.

          8.04 Death or Disability of a Member. Upon the death or disability (as hereinafter defined) of any Member, the LLC may, but shall not be obligated to, purchase the interest of such Member. The purchase price for such interest shall equal the fair market value of such interest, as reasonably determined by agreement of (x) the legal representatives of the deceased or disabled Member and (y) a Majority in Number of the Voting Members. If such persons are unable to agree upon such fair market value, such value shall be determined by an independent appraiser, mutually acceptable to the legal representatives of the deceased or disabled Member and a Majority in Number of the Voting Members. For purposes of this Agreement, a Member shall be deemed to be disabled if he is unable, as a result of mental or physical incapacity, to render services to the LLC on a regular ongoing basis for a period of 180 days.

          The purchase price for the interest shall be paid in cash, or by delivery of a promissory note of the LLC, or some combination thereof, as the LLC may determine. Any such promissory note shall be unsecured, and shall provide for payment of equal annual installments over a term not to exceed four years, and shall bear interest at the then Applicable Federal Rate (as defined in Code Section 1274(d)) for a note with the maturity date of such promissory note. Such promissory note shall be prepayable by the LLC at any time without premium or penalty.

          The closing of a purchase pursuant to this Section 8.04 shall be held at the principal office of the LLC within 60 days after the date on which the purchase price for the interest is determined, but in no event more than one year after the date of death or the date on which the disabled Member is determined to be disabled, as applicable. The estate or legal representative of the deceased or disabled Member shall transfer to the LLC (or its designee) the entire interest of such Member in the LLC, free and clear of all liens, security interests and competing claims, and shall deliver to the LLC or its designee such instruments of assignment, transfer, releases and such evidence of due authorization, execution and delivery and of the absence of any liens, security interests or competing claims as the LLC shall reasonably request. Each Member shall execute and deliver at such closing such other instruments as shall be necessary, appropriate or convenient to effectuate such transfer.

                                   ARTICLE IX

                           DISSOLUTION AND TERMINATION

          9.01 Events of Dissolution.

          (a) The LLC shall be dissolved:

                    (i) on a date designated in writing by 75% in Number of the Voting Members;

                    (ii) upon the sale or other disposition of all of the LLC's assets; or

                    (iii) upon the entry of a decree of judicial dissolution under Section 18-802 of the Act.

          (b) Dissolution of the LLC shall be effective on the day on which the event occurs giving rise to the dissolution, but the LLC shall not terminate until the LLC's Certificate of Formation shall have been cancelled and the assets of the LLC shall have been distributed as provided herein. Notwithstanding the dissolution of the LLC, prior to the termination of the LLC, as aforesaid, the business of the LLC and the affairs of the Members, as such, shall continue to be governed by this Agreement. A liquidator appointed by the Voting Members (which liquidator may be a Member), shall liquidate the assets of the LLC, and distribute the proceeds thereof as contemplated by this Agreement and cause the cancellation of the LLC's Certificate of Formation.

          9.02 Distributions Upon Liquidation.

          (a) After payment of liabilities owing to creditors, the liquidator shall set up such reserves as it deems reasonably necessary for any contingent or unforeseen liabilities or obligations of the LLC. Said reserves may be paid over by such liquidator to a bank, to be held in escrow for the purpose of paying any such contingent or unforeseen liabilities or obligations and, at the expiration of such period as such liquidator may deem advisable, such reserves shall be distributed to the Members or their assigns in the manner set forth in paragraph (b) below.

          (b) After paying such liabilities and providing for such reserves, the liquidator shall cause the remaining net assets of the LLC to be distributed to all Members with positive Capital Account balances (after such balances have been adjusted to reflect all debits and credits required by applicable Treasury Regulations under Section 704(b) of the Code for all events through and including the distribution in liquidation of the LLC), in proportion to and to the extent of such positive balances. In the event that any part of such net assets consists of notes or accounts receivable or other non-cash assets, the liquidator may take whatever steps it deems appropriate to convert such assets into cash or into any other form which would facilitate the distribution thereof. If any assets of the LLC are to be distributed in kind, such assets shall be distributed on the basis of their fair market value net of any liabilities.

                                    ARTICLE X

                                  MISCELLANEOUS

          10.01 Notices. Any and all notices, requests, elections, consents or demands permitted or required to be made under this Agreement shall be in writing, signed by the Member giving such notice, request, election, consent or demand, and shall be delivered personally, or sent by registered or certified mail, or by overnight mail, Federal Express or other similar commercial overnight courier, to the other Member or Members at their addresses set forth in Schedule A, and, in the case of a notice to the LLC, at the address of its principal office as set forth in Article I hereof, or at such other address as may be supplied by written notice given in conformity with the terms of this
Section 10.01. The date of personal delivery, three days after the date of mailing, the business day after delivery to an overnight courier, as the case may be, or the date of actual delivery if sent by any other method, shall be the date of such notice.

          10.02 Successors and Assigns. Subject to the restrictions on transfer set forth herein, this

Agreement, and each and every provision hereof, shall be binding upon and shall inure to the benefit of the Members, their respective successors, successors-in-title, heirs and assigns, and each and every successor-in-interest to any Member, whether such successor acquires such interest by way of gift, purchase, foreclosure, or by any other method, shall hold such interest subject to all of the terms and provisions of this Agreement.

          10.03 Amendments. Except as otherwise specifically provided in this Agreement (including without limitation, Article VIII), this Agreement may be amended or modified only by a Majority in Number of the Voting Members; provided that (x) no such amendment shall increase the liability of, increase the obligations of or, except as specifically provided in this Agreement (such as, for example, in Section 8.03), adversely affect the interest of, any Member without the specific approval of such Member; (y) if any provision of this Agreement provides for the approval or consent of a greater number of Members or of Members holding a higher percentage of the total Percentage Interests of the Members, any amendment effectuated pursuant to such provision, and any amendment to such provision, shall require the approval or consent of such greater number of Members or of Members holding such higher percentage of Percentage Interests; and (z) subject to clauses (x) and (y) above, any amendment to this Section
10.03 shall require the approval of 75% in Number of the Voting Members.

          10.04 Partition. The Members hereby agree that no Member nor any successor-in-interest to any Member, shall have the right while this Agreement remains in effect to have the property of the LLC partitioned, or to file a complaint or institute any proceeding at law or in equity to have the property of the LLC partitioned, and each Member, on behalf of himself, his successors, representatives, heirs and assigns, hereby waives any such right. It is the intention of the Members that during the term of this Agreement, the rights of the Members and their successors-in-interest, as among themselves, shall be governed by the terms of this Agreement, and that the right of any Member or successor-in-interest to assign, transfer, sell or otherwise dispose of his interest in the LLC shall be subject to the limitations and restrictions of this Agreement.

          10.05 No Waiver. The failure of any Member to insist upon strict performance of a covenant hereunder or of any obligation hereunder, irrespective of the length of time for which such failure continues, shall not be a waiver of such Member's right to demand strict compliance in the future. No consent or waiver, express or implied, to or of any breach or default in the performance of any obligation hereunder, shall constitute a consent or waiver to or of any other breach or default in the performance of the same or any other obligation hereunder.

          10.06 Entire Agreement. This Agreement constitutes the full and complete agreement of the parties hereto with respect to the subject matter hereof.

          10.07 Captions. Titles or captions of Articles or sections contained in this Agreement are inserted only as a matter of convenience and for reference, and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

          10.08 Counterparts. This Agreement may be executed in a number of counterparts, all of which together shall for all purposes constitute one Agreement, binding on all the Members notwithstanding that all Members have not signed the same counterpart.

          10.09 Applicable Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by and interpreted, construed and enforced in accordance with the laws of the State of Delaware.

          10.10 Gender, etc. In the case of all terms used in this Agreement, the singular shall include the plural and the masculine gender shall include the feminine and neuter, and vice versa, as the context requires.

          10.11 Creditors. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of any Member or of the LLC other than a Member who is such a creditor of the LLC.

          IN WITNESS WHEREOF, the Members have signed and sworn to this Agreement under penalties of perjury as of the date first above written.

                                             MEMBERS:


                                             /s/ David S. Wetherell
                                             ----------------------------
                                             David S. Wetherell

                                             /s/ Peter H. Mills
                                             ----------------------------
                                             Peter H. Mills

                                             /s/ Jonathan Callaghan
                                             ----------------------------
                                             Jonathan Callaghan

                                             /s/ Guy A. Bradley
                                             ----------------------------
                                             Guy A. Bradley

                                             /s/ Andrew J. Hajducky III
                                             ----------------------------
                                             Andrew J. Hajducky III

                                             /s/ Marc D. Poirier
                                             ----------------------------
                                             Marc D. Poirier

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